Exhibit 32.1

Panhandle Oil and Gas Inc.

5400 North Grand Blvd. Suite #300

Oklahoma City, OK  73112

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

REGARDING PERIODIC REPORT CONTAINING

FINANCIAL STATEMENTS

I, Chad L. Stephens III, Interim Chief Executive Officer of Panhandle Oil and Gas Inc. (the “Company”), in compliance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certify in connection with the Company’s Annual Report on Form 10- K for the period that ended September 30, 2019, as filed with the Securities and Exchange Commission (the “Report”) that:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and
(2)	The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Chad L. Stephens III
Chad L. Stephens III
Interim Chief Executive Officer

December 12, 2019